Exhibit 99.2

UNITED COMMUNITY BANK

Dear Member:

We are pleased to announce that the Boards of Directors of United Community Bank, United Community MHC and United Community Bancorp have voted unanimously in favor of a plan of conversion and reorganization whereby United Community MHC will convert from the mutual holding company to the stock holding company form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of United Community Bancorp (other than United Community MHC) will be exchanged for shares of common stock of a newly formed Indiana corporation also called United Community Bancorp. We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

The Proxy Card

To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by Internet, as instructed on the proxy card. If you have an IRA or other Qualified Retirement Plan account for which United Community Bank acts as trustee and we do not receive a proxy from you, United Community Bank, as trustee for your account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Offering

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of United Community Bancorp common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of United Community Bancorp and United Community Bank. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to United Community Bancorp, together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the United Community Bancorp Stock Information Center located in the main office at 92 Walnut Street, Lawrenceburg, IN 47025. Stock Order forms will not be accepted at any branch office other than the main office. Your order must be physically received (not postmarked) by United Community Bancorp no later than 5:00 p.m., Eastern Time, on             , June     , 2011.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (    )     -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 27, through 12:00 noon Tuesday, May 30, in observance of the Memorial Day holiday.

Sincerely,

William F. Ritzmann

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by United Community Bank, United Community MHC, United Community Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

UNITED COMMUNITY BANK

Dear Friend of United Community Bank:

We are pleased to announce that the Boards of Directors of United Community Bank, United Community MHC and United Community Bancorp have voted unanimously in favor of a plan of conversion and reorganization whereby United Community MHC will convert from the mutual holding company to the stock holding company form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of United Community Bancorp (other than United Community MHC) will be exchanged for shares of common stock of a newly formed Indiana corporation also called United Community Bancorp. We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of United Community Bancorp common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of United Community Bancorp and United Community Bank. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to United Community Bancorp, together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the United Community Bancorp Stock Information Center located in the main office at 92 Walnut Street, Lawrenceburg, IN 47025. Stock Order forms will not be accepted at any branch office other than the main office. Your order must be physically received (not postmarked) by United Community Bancorp no later than 5:00 p.m., Eastern Time, on             , June     , 2011.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (    )     -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 27, through 12:00 noon Tuesday, May 30, in observance of the Memorial Day holiday.

Sincerely,

William F. Ritzmann

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by United Community Bank, United Community MHC, United Community Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

United Community Bancorp

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by United Community Bancorp.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of United Community Bank and United Community Bancorp and the proposed stock offering by United Community Bancorp. Please read the prospectus carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to United Community Bancorp, together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the United Community Bancorp Stock Information Center located in the main office at 92 Walnut Street, Lawrenceburg, IN 47025. Stock Order forms will not be accepted at any branch office other than the main office. Your order must be physically received (not postmarked) by United Community Bancorp no later than 5:00 p.m., Eastern Time, on             , June     , 2011.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at (    )     -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 27, through 12:00 noon Tuesday, May 30, in observance of the Memorial Day holiday.

Sincerely,

William F. Ritzmann

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by United Community Bank, United Community MHC, United Community Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Customer of United Community Bank:

At the request of United Community Bank, United Community Bancorp and United Community MHC, we have enclosed material regarding the offering of common stock of United Community Bancorp. The material is offered in connection with the conversion and reorganization of United Community MHC from the mutual holding company to the stock holding company form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of United Community Bancorp.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares to United Community Bancorp by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the United Community Bancorp Stock Information Center located in the main office at 92 Walnut Street, Lawrenceburg, IN 47025. Stock Order forms will not be accepted at any branch office other than the main office. Your order must be physically received (not postmarked) by United Community Bancorp no later than 5:00 p.m., Eastern Time, on             , June     , 2011. Please read the prospectus carefully before making an investment decision.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at (    )     -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 27, through 12:00 noon Tuesday, May 30, in observance of the Memorial Day holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by United Community Bank, United Community MHC, United Community Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]

United Community Bancorp

Stock Q&A

Questions & Answers About the Conversion and Stock Offering

We are pleased to announce that the Boards of Directors of United Community Bank, United Community MHC and United Community Bancorp have voted unanimously in favor of a plan of conversion and reorganization whereby United Community MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of United Community Bancorp (other than United Community MHC) will be exchanged for shares of common stock of a newly formed Indiana corporation also called United Community Bancorp.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Why is United Community Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to eliminate some of the uncertainties associated with recent financial regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who can purchase stock?

A.	The common stock of United Community Bancorp, a new Indiana corporation, will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of United Community Bank with accounts totaling $50 or more as of the close of business on December 31, 2009;

2)	United Community Bank’s employee stock ownership plan;

3)	Supplemental Eligible Account Holders - depositors of United Community Bank with accounts totaling $50 or more as of the close of business on March 31, 2011; and

4)	Other members - depositors of United Community Bank with accounts as of the close of business on , 2011.

Common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering, with priority to natural persons residing in the counties in which United Community Bank has offices, and then to United Community Bancorp stockholders as of

                 , 2011. To the extent any shares remain, shares will be offered to the general public in a syndicated community offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?

A.	United Community Bancorp is offering for sale a maximum of 4,350,364 shares of common stock at a subscription price of $8 per share. Under certain circumstances, United Community Bancorp may increase the maximum and sell up to 5,002,918 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $200 (25 shares). As more fully discussed in the plan of conversion and reorganization and in the prospectus, the maximum purchase by any person in the subscription or community offering is $500,000 (62,500 shares) of common stock; in addition, no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than $800,000 (100,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to United Community Bancorp by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the United Community Bancorp Stock Information Center located in the main office at 92 Walnut Street, Lawrenceburg, IN 47025. Stock Order forms will not be accepted at any branch office other than the main office. Your order must be physically received (not postmarked) by United Community Bancorp no later than 5:00 p.m., Eastern Time, on , June , 2011. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at United Community Bank. Checks and money orders must be made payable to “United Community Bancorp.” Withdrawals from a deposit account or a certificate of deposit at United Community Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I borrow money from United Community Bank to subscribe for shares.

A.	No. United Community Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a United Community Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by United Community Bancorp no later than 5:00 p.m., Eastern Time on day, , 2011.

Q.	Can I subscribe for shares using funds in my IRA at United Community Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at United Community Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at United Community Bank’s passbook savings rate of interest from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	United Community Bancorp has not yet established a cash dividend policy, or determined the amount that may be paid, or when payments may begin.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion and reorganization, our shares of common stock are expected to trade on the Nasdaq Global Market under the symbol “UCBAD” for the first 20 trading days following the completion of the stock offering. Thereafter, the trading symbol will revert to “UCBA.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the United Community Bancorp shares I currently own?

A.	The shares of common stock owned by the existing stockholders of United Community Bancorp (other than United Community MHC) will be exchanged for shares of common stock of a newly formed Indiana corporation also called United Community Bancorp, based on an exchange ratio, which will range between 0.6906 and 0.9343 shares for each share of United Community Bancorp you currently own, subject to increase up to 1.0745 shares if the offering is increased. The actual number of shares you receive will depend upon the number of shares we sell in our offering.

Additional Information

Q.	What if I have additional questions or require more information?

A.	United Community Bancorp’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 27, through 12:00 noon Tuesday, May 30, in observance of the Memorial Day holiday. Additional material may only be obtained from the Stock Information Center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by United Community Bank, United Community MHC, United Community Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

United Community Bank

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

We are pleased to announce that the Boards of Directors of United Community Bank, United Community MHC and United Community Bancorp have voted unanimously in favor of a plan of conversion and reorganization whereby United Community MHC will convert from the mutual holding company to the stock holding company form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of United Community Bancorp (other than United Community MHC) will be exchanged for shares of common stock of a newly formed Indiana corporation also called United Community Bancorp. We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (    )     -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

William F. Ritzmann

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by United Community Bank, United Community MHC, United Community Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

United Community Bank

Proxy Request

Please Vote Today

Dear Member:

Our records show that you have not cast all of your eligible votes on our plan of conversion and reorganization. Your vote is very important to us. The board of directors has approved the plan of conversion and reorganization and asks for your support by voting “FOR” the plan.

Let me assure you that:

•	The conversion and reorganization will have no effect on your existing deposit accounts or loans.

•	Deposit accounts will continue to be federally insured.

•	Voting does not obligate you to buy stock.

Please support us by returning the enclosed proxy card in the enclosed postage-paid envelope. You can also vote by telephone, or by Internet, as instructed on the proxy card.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (    )     -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

William F. Ritzmann

President and Chief Executive Officer

If you have more than one account, you may receive more than one proxy card.

Please cast your vote for all proxy cards you receive.

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS), Consumer Response Center at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Stock Information Center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

An Invitation

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, United Community Bancorp.

❖      Members of senior management will discuss United Community Bank’s operations, past performance and financial history.

❖      You will be able to meet one-on-one with United Community Bank officers to ask questions.

❖      There will be no sales pressure. You will receive United Community Bancorp stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in             . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (    )     -         Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 27, through 12:00 noon Tuesday, May 20, in observance of the Memorial Day holiday.

United Community Bancorp (logo)

Proposed Holding Company for

United Community Bank

Community Meetings

Day, Month

Location

Address

City, State Zip Code

❖

Day, Month

Location

Address

City, State Zip Code

United Community Bancorp

(logo)

Proposed Holding Company for

United Community Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by United Community Bank, United Community MHC, United Community Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

United Community Bank

LOGO

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

United Community Bank

                    , 2011

Dear                     :

The Boards of Directors of United Community Bank, United Community MHC and United Community Bancorp have voted unanimously in favor of a plan of conversion and reorganization, whereby United Community MHC will convert from the mutual holding company to the stock holding company form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at             on        , 2011 at         :00     .    . Eastern Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion and reorganization, please call our Stock Information Center at (      )       -        , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time.

Sincerely,

William F. Ritzmann

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by United Community Bank, United Community MHC, United Community Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

                    , 2011

To Our Friends:

We are enclosing material in connection with the stock offering by United Community Bancorp, the proposed holding company for United Community Bank.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at 5:00 p.m., Eastern Time, on June     , 2011. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by United Community Bank, United Community MHC, United Community Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

United Community Bancorp

(logo)

An Invitation

To Attend a Community Meeting

United Community Bancorp is offering shares of its common stock in connection with the conversion and reorganization of United Community MHC into the full stock form of organization.

3,215,486 to 4,350,364 shares of United Community Bancorp are being offered at a price of $8.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (        )         -            , Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by United Community Bank, United Community MHC, United Community Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

United Community Bank

Proxy Q&A

Questions & Answers About Voting

We are pleased to announce that the Boards of Directors of United Community Bank, United Community MHC and United Community Bancorp have voted unanimously in favor of a plan of conversion and reorganization whereby United Community MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of United Community MHC (depositors of United Community Bank) at a special meeting of members. The plan must also be approved by United Community Bancorp stockholders by at least two-thirds of the outstanding shares of common stock of United Community Bancorp, including at least a majority of the outstanding shares of common stock owned by stockholders other than United Community MHC.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote “FOR” the conversion and reorganization and return your proxy today.

Q.	Why is United Community Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The Plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who is eligible to vote on the conversion?

A.	Depositors of United Community Bank as of the close of business on , 2011 (the “Voting Record Date”) are eligible to vote at the special meeting of members.

Q.	Why did I receive several proxies?

A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote “for” the conversion mean that I must buy common stock of United Community Bancorp?

A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of United Community Bancorp.

Q.	How do I vote my proxy?

A.	You can vote by one of the following ways:

•	By mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”

•	By telephone, or by internet, as instructed on the proxy card.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

Additional Information

Q.	What if I have additional questions or require more information?

A.	United Community Bancorp’s proxy statement and the prospectus that accompany this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you can call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 27, through 12:00 noon Tuesday, May 30, in observance of the Memorial Day holiday. Additional material may only be obtained from the Stock Information Center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by United Community Bank, United Community MHC, United Community Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.